                                                                    EXHIBIT 21.1


             SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2000 *


Organization                                                           Jurisdiction
------------                                                           ------------
Atlantic Automotive Components, L.L.C.                                 Michigan, U.S.A.
Visteon Climate Control Systems Limited                                Delaware, U.S.A
Visteon Domestic Holdings, LLC                                         Delaware, U.S.A.
     LTD Parts, Incorporated                                           Tennessee, U.S.A.
Visteon Export Services, Inc.                                          Barbados
Visteon Global Technologies, Inc.                                      Delaware, U.S.A.
     Visteon Holdings GmbH                                             Germany
         Visteon Deutschland GmbH                                      Germany
Visteon International Holdings, Inc.                                   Delaware, U.S.A.
     Autopal s.r.o.                                                    Czech Republic
     Brasil Holdings Ltda.                                             Brazil
         Visteon Sistemas Automotivos Ltda.                            Brazil
              Visteon Brasil Trading Company                           Brazil
     Duck Yang Industy Co., Ltd                                        Korea
     Halla Climate Control Corporation                                 Korea
     Naldec Corporation                                                Japan
     Shanghai Fudian Automotive Electronics Company, Ltd.              China
     Visteon Amazonas Ltda.                                            Brazil
     Visteon Ardennes Industries SAS                                   France
     Visteon Argentina, S.A.                                           Argentina
     Visteon Asia Holdings, Inc.                                       Delaware, U.S.A.
     Visteon Asia Pacific, Inc.                                        Japan
     Visteon Automotive Holdings, LLC                                  Delaware, U.S.A.
         Grupo Visteon, S. de R.L. de C.V.                             Mexico
              Altec Electronica Chihuahua S.A. de C.V.                 Mexico
              Autovidrio S.A. de C.V.                                  Mexico
              Carplastic S.A. de C.V.                                  Mexico
              Climate Systems Mexicana, S.A. de C.V.                   Mexico
              Coclisa S.A. de C.V.                                     Mexico
              Lamosa S.A. de C.V.                                      Mexico
     Visteon Automotive Systems India Private Limited                  India
     Visteon Canada, Inc.                                              Canada
     Visteon Caribbean, Inc.                                           Puerto Rico
     Visteon European Holdings Corporation                             Delaware, U.S.A.
         Visteon Holdings Espana SI                                    Spain
              Cadiz Electronica, S.A.                                  Spain
              Visteon Centro SA                                        Spain
         Visteon Holdings France SAS                                   France
              Visteon Holdings Italia, s.r.l.                          Italy
              Visteon Interior Holdings France SAS                     France
                  Visteon Interior Systems France, SA                  France
     Visteon Global Treasury, Inc.                                     Delaware, U.S.A.
     Visteon Hungary Kft                                               Hungary
     Visteon Philippines, Inc.                                         Philippines
     Visteon Poland S.A.                                               Poland
     Visteon Portugesa, Ltd.                                           Bermuda
     Visteon Powertrain Control Systems India PL                       India
     Visteon South Africa Pty. Ltd.                                    South Africa
     Visteon (Thailand) Limited                                        Thailand
     Visteon UK Limited                                                England
     Visteon ZEM SA                                                    Poland
Visteon LA Holdings Corp.                                              Delaware, U.S.A.
Visteon Systems, LLC                                                   Delaware, U.S.A.
     Visteon AC Holdings Corp.                                         Delaware, U.S.A.


11 Other U.S. Subsidiaries
21 Other Non-U.S. Subsidiaries

* Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.